SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) April 24, 2000
                                                          --------------


                               SITEK, Incorporated
             (Exact name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


       33-28417                                         95-4585824
(Commission File Number)                    (I.R.S. Employer Identification No.)


1817 West 4th Street, Tempe, Arizona                      85281
(Address of Principal Executive Offices)                (Zip Code)


                                 (602) 921-8555
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

         On April 20, 2000, Sitek Incorporated announced by a press release the appointment of a new Chief Financial Officer, David A. Bays, who will be replacing Gloria Zemla. The following is the text of that press release, excluding the standard description of the company:

         SITEK, Incorporated (OTC BB: SITK), a provider of technical and manufacturing solutions to the semiconductor industry, announced today that David A. Bays has been appointed Chief Financial Officer of Arizona-based SITEK and its subsidiaries. Reporting directly to SITEK chairman and CEO, Dr. Don M. Jackson, Bays brings extensive finance, venture capital and management experience to the firm. Mr. Bays is replacing Gloria Zemla who is leaving to pursue other opportunities.

         According to Jackson, selecting Bays for the post of CFO helps complement SITEK's well-seasoned executive staff. "We welcome the immense industry and worldwide financial expertise that David brings to SITEK," said Dr. Jackson. "His experience in fund management for numerous semiconductor and related high-tech companies will be a tremendous asset to the SITEK global management team."

         Jackson cited Bays' financial advisory experience while serving on several boards of directors as an important benefit to SITEK and its customers. "Mr. Bays has had direct involvement in business and financial planning, organization management and market product development at major corporations. His knowledge of the industry and ability to understand and meet specific client requirements sets the tone for SITEK's strategy to provide world class products, service and support to our customers," said Jackson.

         Prior to joining SITEK, Bays most recently served as the CFO and vice president of administration and finance at POS Systems Company, Inc. in Tempe, AZ. Bays has also served as senior vice president of investment banking at Princeton American Financial Services Corporation and as president of Venture Capital Management Corporation, a company responsible for managing venture capital funds for numerous computer and semiconductor manufacturing organizations. Bays also served as vice president of Greyhound Capital Management Corporation, where he managed a venture capital fund that invested more than $24 million in over 20 companies.

         Throughout his financial career, Bays served on the boards of diverse organizations and institutions. He is currently a board member of the Arizona Business Leadership; a board member and committee chairman of Enterprise Network; a member of the Arizona Securities Syndicate Network, GSPED Capital Resources Foundation, National Association of Venture Capitalists and Who's Who in Venture Capital. Bays is a graduate of Purdue University where he earned a bachelor of science degree in economics and marketing.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SITEK, Incorporated
                                           (Registrant)


Date: April 25, 2000                    By: /s/ Don Jackson, Jr.
                                           -------------------------------------
                                           Don Jackson, Jr., President, Director
                                           and Chief Executive Officer


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